Exhibit 99.1

Diodes Incorporated Reports Fourth Quarter and Fiscal 2014

Financial Results

Achieves Continued Gross Margin Improvement Year-Over-Year with Record Revenue and

Gross Profit

Plano, Texas – February 11, 2015 -- Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2014.

Year 2014 Highlights

•	Revenue grew to a record $890.7 million, an increase of 7.7 percent over the $826.8 million in 2013;
•	Gross profit was a record $277.3 million compared to $237.8 million in 2013;
•	GAAP gross margin was 31.1 percent compared to 28.8 percent in 2013;
•	GAAP net income was $63.7 million, or $1.31 per diluted share, compared to $26.5 million, or $0.56 per diluted share in 2013;
•	Non-GAAP adjusted net income was $70.1 million, or $1.44 per diluted share, compared to $50.1 million, or $1.05 per diluted share in 2013;
•	Excluding $9.2 million, net of tax, share-based compensation expense, both GAAP net income and non-GAAP adjusted net income would have increased by $0.19 per diluted share; and
•

Achieved $134.3 million cash flow from operations and $76.5 million free cash flow, including $57.8 million of capital expenditures. Net cash flow was $46.4 million, which includes the pay down of $42.7 million of long-term debt.

Fourth Quarter Highlights

•	Revenue was $223.7 million, an increase of 6.0 percent from the $211.0 million in the fourth quarter 2013, and a decrease of 4.3 percent from the $233.8 million in the third quarter 2014;
•	Gross profit was $70.7 million, compared to $60.8 million in the fourth quarter of 2013 and $74.7 million in the third quarter 2014;
•	Gross profit margin was 31.6 percent, compared to 28.8 percent in the fourth quarter 2013 and 32.0 percent in the third quarter 2014;
•

GAAP net income was $16.7 million, or $0.34 per diluted share, compared to fourth quarter 2013 of $6.2 million, or $0.13 per diluted share, and third quarter 2014 of $19.4 million, or $0.40 per diluted share;

•

Non-GAAP adjusted net income was $18.3 million, or $0.38 per diluted share, compared to $11.3 million, or $0.24 per diluted share, in fourth quarter 2013 and $21.2 million, or $0.43 per diluted share, in third quarter 2014;

•	Excluding $2.4 million, net of tax, share-based compensation expense, GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share; and
•

Achieved $26.9 million of cash flow from operations, and $6.3 million of free cash flow, including $20.7 million of capital expenditures. Net cash flow was $6.2 million, which includes the pay down of $6.8 million of long-term debt.

Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer, stated, “Diodes once again achieved another year of solid results with record revenue and gross profit driving the highest net income and earnings per share since 2010. 2014 concluded Diodes’ 24th consecutive year of profitability. Gross margin increased 230 basis points over 2013, while operating expenses as a percentage of revenue decreased 200 basis points. Together, these factors resulted in GAAP net income increasing $37 million, or more than double 2013 results, and non-GAAP net income improving $20 million, or 40 percent.

“BCD’s margins improved from 2013 to 2014, but still impacted our gross margin by approximately 160 basis points in 2014 as compared to approximately 120 basis points in 2013. Margins for Diodes without BCD more than offset this impact as we continue to make progress with loading and performance improvements at our manufacturing facilities and expect utilization to gradually improve our margins over time, especially as we further ramp BCD’s fabs and transition the manufacturing in our Chengdu assembly-test facility from pilot-line to full production mode in second half 2015.

“Also during the year, we strengthened our balance sheet by reducing long-term debt by approximately $42 million. When combined with our reduction in capital expenditures to 6.6 percent of revenue for the year, we generated approximately $76 million of free cash flow in 2014.

“Looking forward to the coming year, we remain focused on generating profitable growth by further refining product mix to maximize gross profit and deliver increased earnings and cash flow.”

Fiscal 2014

For 2014, revenue increased to a record $890.7 million, an increase of 7.7 percent over the $826.8 million in 2013. Gross profit was a record $277.3 million, or 31.1 percent of revenue, compared to $237.8 million, or 28.8 percent of revenue, in the prior year.

GAAP net income was $63.7 million, or $1.31 per diluted share, compared to $26.5 million, or $0.56 per diluted share in 2013. Non-GAAP adjusted net income for 2014 was $70.1 million, or $1.44 per diluted share, which excluded, net of tax, $6.3 million of non-cash acquisition related intangible asset amortization costs, compared to non-GAAP adjusted net income of $50.1 million, or $1.05 per diluted share, in the prior year. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Twelve Months Ended
December 31, 2014
GAAP net income	$63,678

GAAP diluted earnings per share	$1.31

Adjustments to reconcile net income to adjusted net income:

Retention costs	1,093

Gain on sale of assets	(976)

Amortization of acquisition related intangible assets	6,287

Non-GAAP adjusted net income	$70,082

Non-GAAP adjusted diluted earnings per share	$1.44

(See the reconciliation tables of net income to adjusted net income near the end of the release for further details.)

Included in 2014 GAAP and non-GAAP adjusted net income was approximately $9.2 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.19 per diluted share.  Included in 2013 GAAP and non-GAAP adjusted net income was approximately $8.8 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.18 per diluted share.

EBITDA, which represents earnings before net interest expense, income tax provision, depreciation and amortization, for 2014 was $163.7 million, compared to $118.9 million for 2013. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table near the end of the release for further details.

For the year ended December 31, 2014, net cash provided by operating activities was $134.3 million. Net cash flow was $46.4 million. Free cash flow was $76.5 million, which included $57.8 million of capital expenditures.

Fourth Quarter 2014

Revenue for the fourth quarter 2014 was $223.7 million, an increase of 6.0 percent from the $211.0 million in the fourth quarter 2013, and a decrease of 4.3 percent from the $233.8 million in the third quarter 2014. Revenue was down sequentially due primarily to normal seasonality.

Gross profit for the fourth quarter 2014 was $70.7 million, or 31.6 percent of revenue, compared to the fourth quarter 2013 of $60.8 million, or 28.8 percent of revenue, and compared to the third quarter 2014 of $74.7 million, or 32.0 percent of revenue.  Gross profit margin declined sequentially attributed primarily to lower BCD wafer fab loadings.

Operating expenses for the fourth quarter 2014 were $48.6 million, or 21.7 percent of revenue, compared to $52.8 million, or 25.0 percent of revenue in the fourth quarter 2013 and $49.7 million, or 21.3 percent of revenue in the third quarter 2014.

Fourth quarter 2014 GAAP net income was $16.7 million, or $0.34 per diluted share, compared to fourth quarter 2013 of $6.2 million, or $0.13 per diluted share, and third quarter 2014 of $19.4 million, or $0.40 per diluted share.

Fourth quarter 2014 non-GAAP adjusted net income was $18.3 million, or $0.38 per diluted share, which excluded, net of tax, $1.6 million of non-cash, acquisition related intangible asset amortization costs.  This compares to non-GAAP adjusted net income of $11.3 million, or $0.24 per diluted share, in the fourth quarter 2013 and $21.2 million, or $0.43 per diluted share, in the third quarter 2014.

The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
December 31, 2014
GAAP net income	$16,665

GAAP diluted earnings per share	$0.34

Adjustments to reconcile net income to adjusted net income:

Retention costs	106

Amortization of acquisition related intangible assets	1,562

Non-GAAP adjusted net income	$18,333

Non-GAAP adjusted diluted earnings per share	$0.38

(See the reconciliation tables of net income to adjusted net income near the end of the release for further details.)

Included in the fourth quarter of 2014 GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, of non-cash share-based compensation expense.  Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share for each of the fourth-quarter 2014, the fourth quarter 2013 and the third quarter 2014.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, for the fourth quarter 2014, was $42.7 million, compared to $28.9 million for the fourth quarter 2013 and $45.3 million for the third quarter 2014.  For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table near the end of the release for further details.

For the fourth quarter 2014, net cash provided by operating activities was $26.9 million. Net cash flow was $6.2 million, which reflects the pay down of $6.8 million of long-term debt. Free cash flow was $6.3 million, which includes $20.7 million of capital expenditures.

Balance Sheet

As of December 31, 2014, the Company had approximately $255 million in cash, cash equivalents and short-term investments, long-term debt totaled approximately $141 million, and working capital was approximately $538 million.

Business Outlook

Dr. Lu concluded, “For the first quarter of 2015, we expect revenue to range between $206 million and $220 million, or down 1.6 percent to 7.9 percent sequentially due to normal seasonality combined with the currency impact from a stronger U.S. dollar. We expect gross margin to be 30.5 percent, plus or minus 2 percent. Operating expenses are expected to be approximately 23.2 percent of revenue, plus or minus 1 percent. We expect our income tax rate to be 28 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 49 million.”

Conference Call

Diodes will host a conference call on Wednesday, February 11, 2015 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal year financial results. Investors and analysts may join the conference call by dialing 1-855-232-8957 and providing the confirmation code 65797313. International callers may join the teleconference by dialing 1-315-625-6979 and enter the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until Wednesday, February 18, 2015 at midnight Central Time. The replay number is 1-855-859-2056 with a pass code of 65797313. International callers should dial 1-404-537-3406 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes' website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes' website for approximately 60 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor's SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes' products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters and Americas' sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two additional facilities located in Shanghai, China. Diodes has assembly and test facilities located in Shanghai and in Chengdu, China, as well as in Neuhaus and in Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such statements include statements regarding our expectation that: we continue to make progress with loading and performance improvements at our manufacturing facilities and expect utilization to gradually improve our margins over time, especially as we further ramp BCD’s fabs and transition the manufacturing in our Chengdu assembly-test facility from pilot-line to full production mode in second half 2015; looking forward to the coming year, we remain focused on generating profitable growth by further refining product mix to maximize gross profit and deliver increased earnings and cash flow; for the first quarter of 2015, we expect revenue to range between $206 million and $220 million, or down 1.6 percent to 7.9 percent sequentially due to normal seasonality combined with the strong dollar impact; we expect gross margin to be 30.5 percent, plus or minus 2 percent; operating expenses are expected to be approximately 23.2 percent of revenue, plus or minus 1 percent; and we expect our income tax rate to be 28 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 49 million.  Potential risks and uncertainties include, but are not limited to, such factors as: the risk that such expectations may not be met; the risk that the expected benefits of acquisitions may not be realized; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; the risk of unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information including the “Risk Factors,” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company's website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Company Contact	Investor Relations Contact
Diodes Incorporated	Shelton Group
Laura Mehrl	Leanne Sievers
Director of Investor Relations	EVP, Investor Relations
P: 972-987-3959	P: 949-224-3874
E: laura_mehrl@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
NET SALES	$223,671	$210,993	$890,651	$826,846

COST OF GOODS SOLD	153,009	150,192	613,372	589,010

Gross profit	70,662	60,801	277,279	237,836

OPERATING EXPENSES
Selling, general and administrative	34,183	32,840	133,701	132,106
Research and development	12,571	12,466	52,136	48,302
Amortization of acquisition related intangible assets	1,954	2,003	7,914	8,078
Impairment of goodwill		5,318		5,318
Restructuring	—	—	—	1,535
Gain (loss) on sale of assets	(67)	169	(983)	216
Total operating expenses	48,641	52,796	192,768	195,555

Income from operations	22,021	8,005	84,511	42,281

OTHER INCOME (EXPENSES)
Interest income	312	295	1,470	1,274
Interest expense	(843)	(1,430)	(4,332)	(5,580)
Gain (loss) on securities carried at fair value	(410)	(511)	1,364	601
Other	2,113	(80)	2,979	9
Total other income (expenses)	1,172	(1,726)	1,481	(3,696)

Income before income taxes and noncontrolling interest	23,193	6,279	85,992	38,585

INCOME TAX PROVISION	5,988	2,828	20,359	14,481

NET INCOME	17,205	3,451	65,633	24,104

Less: NET INCOME attributable to noncontrolling interest	(540)	2,753	(1,955)	2,428

NET INCOME attributable to common stockholders	$16,665	$6,204	$63,678	$26,532

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.35	$0.13	$1.35	$0.57
Diluted	$0.34	$0.13	$1.31	$0.56

Number of shares used in computation
Basic	47,587	46,666	47,184	46,363
Diluted	48,739	47,909	48,594	47,658

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2014:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income

Per-GAAP				$16,665

Earnings per share (Per-GAAP)
Diluted				$0.34

Adjustments to reconcile net income to adjusted net income:

Retention costs	125	—	(19)	106

Amortization of acquisition related intangible assets	1,954	—	(392)	1,562

Adjusted (Non-GAAP)				$18,333

Diluted shares used in computing earnings per share				48,739

Adjusted earnings per share (Non-GAAP)
Diluted				$0.38

Note:  Included in GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, non-cash share-based compensation expense.  Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2013:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Noncontrolling Interest	Net Income

Per-GAAP					$6,204

Earnings per share (Per-GAAP)
Diluted					$0.13

Adjustments to reconcile net income to adjusted net income:

Retention costs	906	—	(136)		770

Impairment of goodwill	5,318	—		(2,606)	2,712

Amortization of acquisition related intangible assets	2,003	—	(419)		1,584

Adjusted (Non-GAAP)					$11,270
Diluted shares used in computing earnings per share					47,909

Adjusted earnings per share (Non-GAAP)
Diluted					$0.24

Note:  Included in GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense.  Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2014:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income

Per-GAAP				$63,678

Earnings per share (Per-GAAP)
Diluted				$1.31

Adjustments to reconcile net income to adjusted net income:

Retention costs	1,286	—	(193)	1,093

Gain on sale of assets	(1,176)	—	200	(976)

Amortization of acquisition related intangible assets	7,914	—	(1,627)	6,287

Adjusted (Non-GAAP)				$70,082

Diluted shares used in computing earnings per share				48,594

Adjusted earnings per share (Non-GAAP)
Diluted				$1.44

Note:  Included in GAAP and non-GAAP adjusted net income was approximately $9.2 million, net of tax, non-cash share-based compensation expense.  Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.19 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2013:

	Cost of Goods Sold	Operating Expenses	Other Income (Expense)	Income Tax Provision	Noncontrolling Interest	Net Income

Per-GAAP						$26,532

Earnings per share (Per-GAAP)
Diluted						$0.56

Adjustments to reconcile net income to adjusted net income:

Inventory valuations	5,484	-	-	(823)		4,661

Acquisition costs	-	600	-	110		710

Retention costs	-	3,021	-	(453)		2,568

Restructuring costs	-	1,533	-	(406)		1,127

Impairment of goodwill		5,318			(2,606)	2,712

Amortization of acquisition related intangible assets	-	8,078	-	(1,704)		6,374

Tax expense related to tax audit	-	-	-	5,447		5,447

Adjusted (Non-GAAP)						$50,131

Diluted shares used in computing earnings per share						47,658

Adjusted earnings per share (Non-GAAP)
Diluted						$1.05

Note:  Included in GAAP and non-GAAP adjusted net income was approximately $8.8 million, net of tax, non-cash share-based compensation expense.  Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.18 per share.

ADJUSTED NET INCOME (Non-GAAP)

This measure consists of accounting principles generally accepted in the United States (“GAAP”) net income attributable to common stockholders (“net income”), which is then adjusted solely for the purpose of adjusting for retention costs, amortization of acquisition related intangible assets, gain on sale of assets, inventory valuations, acquisition costs, restructuring and tax payments related to tax audit, as discussed below. Excluding retention costs, gain on sale of assets, inventory valuations, acquisition costs, restructuring and tax payments related to tax audit provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations.  Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance.  The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures.  Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors.  The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance.  The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies.  For example, we do not adjust for any amounts attributable to noncontrolling interest except for one-time non-cash items outside the course of ordinary business, such as impairment of goodwill.  The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.

Detail of non-GAAP adjustments:

Retention costs – The Company excluded costs accrued within operating expenses in regard to the $5 million employee retention plan in connection with the BCD Semiconductor Manufacturing Limited (“BCD”) acquisition.  The retention payments are payable at the 12, 18 and 24 month anniversaries of the acquisition with the majority of the expense occurring in the second 12 months.  Although these retention costs will be recurring every quarter until the final retention payment has been made, they are not part of the employees’ normal annual salaries and therefore are being excluded.  The Company believes the exclusion of retention costs related to the BCD acquisition provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Amortization of acquisition related intangible assets – The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was recognized through acquisition accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets.  The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses.  In addition, the Company excluded the amortization expense as there is significant variability and unpredictability among companies with respect to this expense.

Gain on sale of assets –During the second quarter of 2014, the Company sold a building located in Taiwan and this gain was excluded from management’s assessment of the Company’s core operating performance.  The Company believes the exclusion of the gain on sale of assets provides investors an enhanced view of a gain the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains.

Inventory valuations – The Company excluded cost incurred for inventory valuations.  The Company adjusted the inventory acquired from the BCD acquisition to account for the reasonable profit allowance for the selling effort on finished goods inventory and the reasonable profit allowance for the completing and selling effort on the work–in-progress inventory.  This non-cash adjustment to inventory is not recurring in nature, however it could be recurring to the extent there are additional acquisitions.  The Company believes the exclusion of the BCD inventory valuation provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Acquisition costs – The Company excluded costs associated with acquiring BCD, which consisted of advisory, legal and other professional and consulting fees.  These costs were expensed in the second quarter of 2013 when the costs were incurred and services were received, and in which the corresponding tax adjustments were made for the non-deductible portions of these expenses.  The Company believes the exclusion of the acquisition related costs provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Restructuring – The Company has recorded restructuring charges to reduce its cost structure in order to enhance operating effectiveness and improve profitability. These restructuring activities related to our UK development team and the closure of our New York sales office.  These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Tax expense related to tax audit – The Company excluded additional tax expense in regard to a tax audit of the China tax authorities.  The China government audited the Company’s High and New Technology Enterprise (“HNTE”) status for the years 2009 through 2014 and determined there was an underpayment for the tax year 2013.  The Company has been approved for the HNTE status for 2013 through 2014.  Given that 2013 is an isolated occurrence, the additional tax and any penalties and interest associated with the audit are being excluded.  The Company believes the exclusion of tax expense related to this tax audit provides investors with a more accurate indication of tax expense likely to be incurred on an ongoing basis and facilitates comparisons with the results of other periods that may not reflect such audit determinations.

ADJUSTED EARNINGS PER SHARE (Non-GAAP)

This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding retention costs, amortization of acquisition related intangible assets, inventory valuations, acquisition costs and tax payments related to tax audit, as discussed above. Excluding retention costs, inventory valuations, acquisition costs and tax payments related to tax audit provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations.  Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance, as described in further detail above.  This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies.  For example, we do not adjust for any amounts attributable to noncontrolling interest except for one-time non-cash items outside the course of ordinary business, such as impairment of goodwill.  The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation tables provided.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the fourth quarter of 2014 is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations.  For the fourth quarter of 2014, FCF was $6.3 million ($26.9 million less $20.6 million). FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense.  EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	December 31,
	2014	2013

Net income (per-GAAP)	$16,665	$6,204
Plus:
Interest expense, net	531	1,135
Income tax provision	5,988	2,828
Depreciation and amortization	19,517	18,713
EBITDA (Non-GAAP)	$42,701	$28,880

	Twelve Months Ended
	December 31,
	2014	2013

Net income (per-GAAP)	$63,678	$26,532
Plus:
Interest expense, net	2,862	4,306
Income tax provision	20,359	14,481
Depreciation and amortization	76,771	73,607
EBITDA (Non-GAAP)	$163,670	$118,926

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS

(in thousands)

	December 31,	December 31,
	2014	2013
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$243,000	$196,635
Short-term investments	11,726	22,922
Accounts receivable, net	188,248	192,267
Inventories	182,026	180,396
Deferred income taxes, current	11,295	10,513
Prepaid expenses and other	50,510	47,352
Total current assets	686,805	650,085

PROPERTY, PLANT AND EQUIPMENT, net	309,931	322,013

DEFERRED INCOME TAXES, non current	32,550	28,237

OTHER ASSETS
Goodwill	81,229	84,714
Intangible assets, net	45,028	53,571
Other	23,614	23,638
Total assets	$1,179,157	$1,162,258

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

LIABILITIES AND EQUITY

(in thousands, except share data)

	December 31,	December 31,
	2014	2013
	(unaudited)
CURRENT LIABILITIES
Lines of credit	$1,064	$5,814
Accounts payable	79,390	89,212
Accrued liabilities	60,436	60,684
Income tax payable	8,381	1,206
Total current liabilities	149,271	156,916

LONG-TERM DEBT, net of current portion	140,787	182,799
OTHER LONG-TERM LIABILITIES	78,932	78,866
Total liabilities	368,990	418,581

COMMITMENTS AND CONTINGENCIES

EQUITY
Diodes Incorporated stockholders' equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 47,591,092 and 46,680,973 issued and outstanding at December 31, 2014 and December 31, 2013, respectively	31,729	31,120
Additional paid-in capital	314,942	289,668
Retained earnings	490,006	426,328
Accumulated other comprehensive loss	(68,402)	(44,374)
Total Diodes Incorporated stockholders' equity	768,275	702,742
Noncontrolling interest	41,892	40,935
Total equity	810,167	743,677
Total liabilities and equity	$1,179,157	$1,162,258